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                                  EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                          MEDAR, INC. AND SUBSIDIARIES





MEDAR CANADA LTD.

Incorporated in Canada


INTEGRAL VISION-AID, INC.

Incorporated in Ohio


INTEGRAL VISION LTD.

Incorporated in the United Kingdom